Exhibit
99.1
Press Release
Cal-Maine Foods Reaches Resolution with U.S. Department of Justice and 17 States’ Attorneys
General
RIDGELAND,
Miss., June
29, 2026 — Cal-Maine Foods, Inc. (“Cal-Maine” or “the Company”) (Nasdaq:
CALM) today announced that it has reached an agreement to resolve the claims of the U.S. Department of
Justice (DOJ) and 17 states' attorneys general against the Company, subject to applicable approvals and court procedures. The agreement follows a 15-month-long investigation by the DOJ that centered broadly on whether egg producers that had organized a cooperative to supply eggs to customers in compliance with cage-free
requirements
in certain
markets were attempting
to manipulate
an industry
price index
by
sharing information
about bidding activities.
Cal-Maine was a member
of the cooperative,
but exited
in
May 2024, prior to
and unrelated
to the initiation
of the DOJ’s investigation.
Cal-Maine cooperated fully in the comprehensive review process. The Company denies all wrongdoing and violations
of law and continues
to believe
that such claims
are baseless
and that its
conduct was
lawful, appropriate
and in the best
interest
of supplying eggs
to the marketplace.
Cal-Maine further
maintains
that the
Company’s communications
cited in the
complaint—which
were made primarily
by a
single former
employee—did not
impact
egg prices in any market.
Nevertheless,
Cal-Maine has entered
into this
agreement
to maintain
its focus
on serving customers,
supporting its
stakeholders,
and investing
in its future growth.
Under the terms of the agreement, Cal-Maine was not assessed any fines or penalties and has agreed to implement
certain
compliance
and reporting
measures. With
respect
to claims
by the states’
attorneys
general, Cal-Maine
agreed to donate 30 million
eggs, supplementing
its contributions
to food banks and
non-profits
across the
country as part
of the Company’s
long-standing
commitment
to communities
in
need. In addition,
Cal-Maine agreed
to pay a total
of $1.5 million
to such states
to resolve
this matter.
“We are pleased
that this
agreement enables
us to move
forward so we can devote our full
attention
to
what matters
most:
delivering
affordable, high-quality
eggs and egg-based
prepared foods to
consumers
nationwide, while
helping ensure a
reliable
domestic supply
of a nutritious,
everyday staple
that families
depend on,” said Sherman Miller, president and chief executive officer of Cal-Maine Foods.
“As farmers,
we face extreme
variability
across supply
and demand in dynamic
and often unpredictable
markets,
and the ability
to navigate
that delicate
balance is what makes
farmers
so valuable
to U.S. food
security. The period reviewed by the DOJ was a particularly challenging time. Temporary supply shocks, including in connection with multiple outbreaks of avian influenza, the COVID-19 pandemic, weather and other market
dynamics
– compounded by high inflation
at the time
– caused egg prices
to surge
periodically
over the past
five years.

Exhibit
99.1
Miller
continued, “In
order to help customers
avoid empty
shelves, Cal-Maine
took numerous
steps to
protect and
grow its hen flock
during this
period, including
investing
more than $88 million
in industry-
leading biosecurity since 2015 and significantly increasing the number of total chicks hatched. As bird-
health issues resolved and supply recovered, the market has flipped: today, egg supply is higher and wholesale egg prices are now at record lows. We will continue to manage highs and lows to proudly help our customers keep shelves stocked to feed Americans.
Miller concluded, “Our values drive everything we do at Cal-Maine, and being a good partner to our valued customers is core to how we do business. That’s why we regularly review and strengthen the way we work across operations, governance, compliance, and safety. We have robust compliance policies and training
in place and hold
ourselves to
the highest standards.”
About Cal-Maine Foods
Cal-Maine Foods, Inc. (Nasdaq: CALM) is the largest egg company in the United States and a leading player in the
egg-based food industry.
With
a strong national
footprint,
Cal-Maine
provides nutritious,
affordable, and sustainable protein to millions of households every day.
The Company’s portfolio spans the full egg value ladder—from conventional to specialty, including cage-
free, organic, brown, free-range, pasture-raised, and nutritionally enhanced—serving both retail and foodservice customers nationwide. Cal-Maine Foods also participates in the growing prepared foods sector, with offerings such as pre-cooked egg patties, omelets, folded and scrambled egg formats, hard-
cooked eggs, pancakes, waffles, and specialty wraps. Its branded portfolio includes Eggland’s Best®,
Land O’Lakes®, Farmhouse Eggs®, 4Grain®, Sunups®, Sunny Meadow®, MeadowCreek Foods®,
Van’s®, and Crepini®.
Headquartered in
Ridgeland, Mississippi,
Cal-Maine’s
strategy combines
scale, operational
excellence,
and financial
discipline
with a commitment
to innovation
and sustainability,
to enable the
company to
deliver trusted
nutrition,
enduring partnerships,
and long-term
value for its
stakeholders.
Forward-Looking Statements
Statements
contained in
this press
release that
are not historical
facts are
forward-looking
statements
as
that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements
are based on management’s
current intent,
belief, expectations,
estimates,
and projections
regarding the Company’s agreement with the DOJ. These statements are not guarantees of future performance
and involve risks,
uncertainties,
assumptions,
and other factors
that are difficult
to predict
and may be beyond our control.
The factors
that could cause
actual results
to differ
materially
from
those
projected
in the forward-looking
statements
include, among
others, the Company’s
ability
to obtain
court
approval of the its agreement with the DOJ as well as]
the risk factors set forth in the Company’s SEC
filings (including its Annual Report on Form 10-K, as updated in Part II Item 1A of the Company’s
Quarterly Reports on Form 10-Q and in its Current Reports on Form 8-K). The Company’s SEC
filings
may be obtained from the SEC or the Company’s website, www.calmainefoods.com. Readers are cautioned not to place undue reliance on forward-looking statements because, while the company believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, forward-looking statements
included herein
are made only as
of the respective
dates thereof,
or if no date is
stated,
as of the
date hereof. Except as otherwise required by law, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether because of new information, future events, or otherwise.

Exhibit
99.1
Contacts
Investors:
ir@cmfoods.com
Media: media@cmfoods.com
Telephone: (601) 948-6813
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